EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements including any amendments thereto (No. 333-279151 and No. 333-279152) on Form S-3 and (No. 333-174708, No. 333-195755 and No. 333-271709) on Form S-8 of our reports dated February 13, 2025, with respect to the consolidated financial statements of Air Lease Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Irvine, California
February 13, 2025